EXHIBIT 4.5

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                      EQUITY REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF DECEMBER 29, 2005

                                     BETWEEN

                              NATIONAL COAL CORP.,
                                   AS ISSUER,

                                       AND

                           JEFFERIES & COMPANY, INC.,
                              THE INITIAL PURCHASER










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                                TABLE OF CONTENTS

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SECTION 1.        DEFINITIONS..................................................1

SECTION 2.        HOLDERS OF REGISTRABLE SECURITIES............................2

SECTION 3.        REGISTRATION PROCEDURES......................................3

SECTION 4.        SHELF REGISTRATION...........................................6

SECTION 5         LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO
                  OBLIGATIONS UNDER REGISTRATION COVENANTS.....................7

SECTION 6.        REGISTRATION EXPENSES........................................8

SECTION 7.        INDEMNIFICATION.............................................10

SECTION 8.        RULE 144A AND RULE 144......................................13

SECTION 9.        MISCELLANEOUS...............................................13


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                      EQUITY REGISTRATION RIGHTS AGREEMENT

         This Equity Registration Rights Agreement, dated as of December 29, 2005 (this "AGREEMENT"), is entered into by and between National Coal Corp., a Florida corporation, (the "COMPANY") and Jefferies & Company, Inc. (the "INITIAL PURCHASER").

         This Agreement is entered into in connection with the Purchase Agreement, dated as of December 22, 2005, by and among the Company, the Guarantors named therein and the Initial Purchaser (the "PURCHASE AGREEMENT"), relating to the offering of 55,000 Units (the "UNITS") consisting of $55,000,000 aggregate principal amount of the Company's 10.5% Senior Secured Notes due 2010 (the "NOTES") and 55,000 Common Stock Purchase Warrants (the "WARRANTS"). Each Unit consists of (A) $1,000 in principal amount of Notes and (B) one Warrant, each Warrant representing the right to purchase 31.5024 shares of Common Stock of the Company, at an exercise price of $8.50 per share, subject to adjustment. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligation to purchase the Units under the Purchase Agreement.

         The parties hereby agree as follows:

Section 1.        DEFINITIONS.

         Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "AFFILIATE":  As defined in Rule 144 of the Securities Act.

         "CLOSING DATE":  The date hereof.

         "COMMON STOCK": The common stock, par value $0.0001 per share, of the Company.

         "EFFECTIVENESS  DATE":  The date  occurring  240 days after the Closing
Date.

         "EXCHANGE ACT":  The Securities Exchange Act of 1934, as amended.

         "HOLDER":  As defined in SECTION 2 hereof.

         "NASD": means the National Association of Securities Dealers, Inc.

         "PERSON": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PROSPECTUS": The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as supplemented by any prospectus supplement, and all material incorporated by reference into such prospectus.


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         "PUBLIC  EQUITY  OFFERING":  means an  underwritten  offering of Common
Stock pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

         "REGISTRABLE SECURITIES": At any time, any of (i) the Warrants, (ii) the Warrant Shares (whether or not the related Warrants have been exercised) and
(iii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Registration Statement, (b) such securities may be sold to the public pursuant to Rule 144(k) (or any similar provisions then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred by the Holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or (d) such securities shall have ceased to be outstanding.

         "REGISTRATION STATEMENT": Any registration statement of the Company relating to, or entitling a Holder to request, the registration for resale of Registrable Securities, including the Prospectus included therein, all amendments thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.

         "RESTRICTED SECURITIES": As defined in Rule 144 of the Securities Act.

         "SEC":  The Securities and Exchange Commission.

         "SECURITIES ACT":  The Securities Act of 1933, as amended.

         "SHELF REGISTRATION STATEMENT":  As defined in SECTION 4 hereof.

         "WARRANT AGREEMENT": The Warrant Agreement dated as of the Closing Date between the Company and Wells
Fargo Bank, National Association, as Warrant Agent.

         "WARRANT SHARES": The Common Stock or other securities that any Holder may acquire upon exercise of a Warrant, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of any dividend or other distribution on Common Stock or any split or combination of such Common Stock as provided for in the Warrant Agreement.

Section 2.        HOLDERS OF REGISTRABLE SECURITIES.

         A Person is deemed to be a Holder of Registrable Securities (a "HOLDER") whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities by exercising Warrants held by such Person, whether or not such acquisition has actually been


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effected.  Notwithstanding the foregoing,  the Company and any of its agents may treat the Person in whose name the Registrable Securities are registered as a Holder for all purposes hereunder.

Section 3.        REGISTRATION PROCEDURES.

         In connection with any Registration Statement filed by the Company, the Company shall:

         (a) (i) furnish to the Holders, prior to the filing thereof with the SEC, a copy of the Registration Statement (including all such documents incorporated therein by reference) and each amendment thereof, if any, to the Prospectus, which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Registration Statement or related Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all documents incorporated therein by reference) to which such selling Holders shall reasonably object within five business days after the receipt thereof; and (ii) include the names of the Holders who propose to sell Registrable Securities pursuant to the Registration Statement as selling securityholders. A selling Holder shall be deemed to have reasonably objected to such filing if such Holder determines or subsequently becomes aware that such Registration Statement, amendment, related Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act;

         (b) give written notice to the Initial Purchaser and the Holders, either directly or indirectly through the Warrant Agent:

                  (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii)     of  any  request  by  the  SEC  for   amendments   or
                           supplements to the Registration Statement or the Prospectus or for additional information;

                  (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the representations and warranties of the Company contained in any related underwriting agreement cease to be true and correct in all material respects;

                  (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (v) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose; and


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                  (vi)     of the  happening  of any  event  that  requires  the
                           Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.;

         (c) use commercially reasonable efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement;

         (d) furnish to each Holder upon request, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference);

         (e) during the period which the Registration Statement is effective, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus by each of the Holders in connection with the offering and sale of Registrable Securities;

         (f) prior to any public offering of the Registrable Securities pursuant to any Registration Statement, register or qualify or reasonably cooperate with the Holders and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or reasonably advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject;

         (g) use reasonable good faith efforts to cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Registration Statement;

         (h)      upon the  occurrence of any event  contemplated  by PARAGRAPHS
                  (II) through (VI) of SECTION 3(B) above during the period for which the Company is required to maintain an effective Registration Statement, prepare and file as soon as reasonably practicable a post-effective amendment to the Registration Statement or a supplement to the related Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Securities, the Prospectus will not contain an untrue statement


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                  of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (i) not later than the effective date of the Registration Statement, provide a CUSIP number for the Registrable
                  Securities and provide the Warrant Agent with printed certificates for the Registrable Securities, in a form eligible for deposit with The Depository Trust Company;

         (j) use its reasonable best efforts to comply with all rules and regulations of the SEC to the extent and so long as they are applicable to the Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities
                  Act)  an  earnings  statement  satisfying  the  provisions  of
                  Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period;

         (k) require, at the Company's option, each Holder of Registrable Securities to be sold pursuant to a Registration Statement to furnish to the Company such information as may be required or reasonably advisable (i) under applicable requirements of the SEC or (ii) to obtain any acceleration of the effective date of a Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within 20 business days after receiving such request;

         (l) (i) make reasonably available for inspection by the Holders of the Registrable Securities and any attorney, accountant or other agent retained by the Holders of the Registrable Securities all pertinent financial and other relevant corporate records and documents of the Company and its subsidiaries and (ii) cause the officers, directors, employees, accountants and auditors of the Company and its subsidiaries to supply all relevant information reasonably requested by the Holders of the Registrable Securities or any such attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such Persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; PROVIDED, HOWEVER, that any such records, documents and such information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such records, documents or information shall be kept confidential by any such Persons pursuant to the terms of a confidentiality agreement between the Company and such Persons containing customary terms and provisions and in form and substance reasonably satisfactory to the Company and such Persons.

         (m) cause (i) its counsel to deliver an opinion and updates thereof relating to the Registrable Securities, containing opinions customary for transactions of this type, addressed to such Holders thereof and dated, in the case of the initial opinion, the effective date of such Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, a statement that it has not come to such counsel's attention that such Registration Statement and the prospectus included


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                  therein,  as then amended or  supplemented,  and any documents incorporated by reference therein contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made, and in the case of any such documents, in light of the circumstances existing at the time that such documents were filed with the SEC under the Exchange Act) not misleading); and (ii) its independent public accountants to provide to the Holders a comfort letter in customary form and covering matters of the type customarily
                  covered  in  comfort   letters  in  connection   with  primary
                  underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         The Company shall be obligated to cause the delivery of the opinion of counsel and comfort letter of its independent public accountants described in this SUBSECTION 3(M) only if (1) the Company provides an opinion of counsel and comfort letter to any holder of securities of the Company, other than the Holders of Registrable Securities, in connection with the registration of securities of any such holder, (2) the Company is requested to do so by Holders of Registrable Securities representing 10% or more of the number of Warrant Shares issuable upon exercise of the Warrants or (3) in the event that less than 10% of the Warrant Shares issuable upon exercise of the Warrants are Restricted Securities at the time of the registration giving rise to the Company's obligation, the Company is requested to do so by 100% of the Holders of such Warrant Shares that are Restricted Securities.

         If any such Registration Statement refers to any Holder by name or otherwise as the holder or any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Section 4.        SHELF REGISTRATION.

         (a) The Company shall use its commercially reasonable efforts to prepare and cause to be filed with the SEC pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form relating to resales of all Registrable Securities (the "SHELF REGISTRATION STATEMENT"), (ii) cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date, and (iii) keep the Shelf Registration Statement required by this SECTION 4(A) continuously effective, amended and current as required by and subject to the provisions of
                  SECTION 4(A) hereof and in conformity with the requirements of this Agreement, the Securities Act and the rules and regulations of the SEC promulgated thereunder from time to time (including (A) preparing and filing with the SEC such


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                  amendments   and   post-effective   amendments  to  the  Shelf
                  Registration Statement as may be necessary to keep such Shelf Registration Statement effective; (B) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and complying fully with Rules 424 and 462, as applicable, under the Securities Act in a timely manner; and
                  (C) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement), until the second anniversary of the effective date of such Shelf Registration Statement (the "EFFECTIVENESS PERIOD"); PROVIDED that such obligation shall expire before such date if all the Registrable Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer Restricted Securities.

         (b) No Holder may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 30 business days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

Section 5. LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS.

         (a) The obligations of the Company described in SECTION 4 of this Agreement are subject to the obligations of the Holders (i) to furnish all information and materials described in SECTION 3(K) hereof and (ii) to take any and all actions as may be required under Federal and state securities laws and
                  regulations   to  permit  the   Company  to  comply  with  all
                  applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement.

         (b) Each Holder of Registrable Securities agrees that, upon actual receipt of any notice from the Company (x) of the happening of any event of the kind described in SECTION 3(B)(III), 3(B)(IV), 3(B)(V), or 3(B)(VI) hereof, or (y) that the Board of Directors of the Company has resolved that the Company has a BONA FIDE business purpose for doing so, then the Company may delay the filing or the effectiveness of the Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Registration Statement, in all cases, for a period (a "DELAY PERIOD") expiring upon the earlier to occur of (i) in the case of the immediately preceding clause
                  (x), such Holder's receipt of the copies of the supplemented or amended Prospectus hereof or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Company's obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the Company notifies the Holders of such good faith determination. There


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                  shall not be more  than 60 days of Delay  Periods  during  any
                  12-month period. The Effectiveness Period shall be extended by the number of days during any Delay Period.

                  In the event of any Delay Period pursuant to clause (y) of the preceding paragraph, notice shall be given as soon as practicable after the Board of Directors makes such a determination of the need for a Delay Period and shall state, to the extent practicable, an estimate of the duration of such Delay Period and shall advise the recipient thereof of the agreement of such Holder provided in the next succeeding sentence. Each Holder requesting inclusion of Registrable Securities in a Registration Statement agrees that during any Delay Period, such Holder will discontinue disposition of the Registrable Securities covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be.

         (c)      Each  Holder  agrees,  if and to the extent  requested  by the managing underwriter or underwriters in a Public Equity Offering, not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144A (except as part of such Public Equity Offering), during the 180 day period beginning on the closing date of any such Public Equity Offering, to the extent timely notified in writing by the Company or such managing underwriter or underwriters. In the event that the Company is not otherwise in compliance with the provisions of this Agreement at the time the Company or such managing underwriter or underwriters send notice pursuant to this SECTION 5(C), the Holders shall not be required to comply with this SECTION 5(C). In addition, the provisions of this SECTION 5(C) shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, that any such Holder shall undertake not to effect any public sale or distribution of any Registrable Securities commencing on the closing date of any such Public Equity Offering unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter or underwriters.

Section 6.        REGISTRATION EXPENSES.

         (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:

                  (i)      all   registration   and  filing  fees  and  expenses
                           (including all SEC and stock exchange and NASD fees and expenses);

                  (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities);

                  (iii) all expenses of printing, preparing, filing, duplicating and distributing a Registration Statement and the related prospectus (including certificates for the Securities to be issued in the registration and printing of Prospectuses) requested in accordance with this Agreement,

                  (iv) messenger and delivery services and telephone usage and costs and charges of any transfer agent;

                  (v)      all  fees  and   disbursements  of  counsel  for  the
                           Company;

                  (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance);

                  (vii) the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by selling Holders);

                  (viii) fees and expenses of one counsel for the selling Holders and other reasonable out-of-pocket expenses of the selling Holders;

                  (ix) Securities Act liability insurance, if the Company desires such insurance;

                  (x) the fees and expenses of all other Persons retained by the Company;

                  (xi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD, but only where such a "qualified independent underwriter" is required due to a relationship with the Company;

                  (xii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties);

                  (xiii)   the expense of any annual audit;

                  (xiv)    the fees and expenses of the Warrant Agent; and

                  (xv) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

         (b) The Holders shall pay the underwriting discounts, commissions, and transfer taxes, if any, in connection with the Shelf Registration Statement under SECTION 4, which costs shall be allocated pro rata among all Holders on whose behalf Registrable

                  Securities of the Company are included in such registration on the basis of the respective amounts of the Registrable Securities then being registered on their behalf.

Section 7.        INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities and each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Holder and the agents, employees, officers and directors of any such controlling Person (each, a "PARTICIPANT") from and against any and all losses, liabilities, claims, damages and expenses (including, but not limited to, reasonable attorneys' fees and any and all reasonable out-of-pocket expenses actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation (in the manner set forth in CLAUSE (C) below)) (collectively, "LOSSES") to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, PROVIDED that (i) the foregoing indemnity shall not be available to any Participant insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein, and (ii) that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Participant from whom the Person asserting such Losses purchased Registrable Securities if (x) it is established in the related proceeding that such Participant failed to send or give a copy of the Prospectus (as amended or supplemented if such amendment or supplement was furnished to such Participant prior to the written confirmation of such sale) to such Person with or prior to the written confirmation of such sale, if required by applicable law, and (y) the untrue statement or omission or alleged untrue statement or omission was completely corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and such Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

         (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a))the Company, each Person, if any, who controls the Company within the meaning of
                  Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling Person from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Participant furnished in writing to the Company by or on behalf of such Participant expressly for use therein.

         (c) Promptly after receipt by an indemnified party under SECTION 7(A) or 7(B) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this SECTION 7 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded, that counsel selected by the indemnifying party has a conflict of interest in representing both the indemnifying party and the indemnified party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and shall be reasonably acceptable to the Company and any such separate firm for the Company, its affiliates, officers, directors, representatives, employees and agents and such control Person of the Company shall be designated in writing by the Company and shall be reasonable acceptable to the Holders. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) In order to provide for contribution in circumstances in which the indemnification provided for in this SECTION 7 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this SECTION 7, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party, on the one hand, and each indemnified party, on the other hand, from the sale of the Warrants to the Initial Purchaser or the resale of the Registrable Securities by such Holder, as applicable, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnified party, on the one hand, and each indemnifying party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Participant, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the sale of the Warrants to the Initial Purchaser (net of discounts and commissions but before deducting expenses) received by the Company are to (y) the total net profit received by such Participant in connection with the sale of the Registrable Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

         (e) The parties agree that it would not be just and equitable if contribution pursuant to this SECTION 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this SECTION 7, (i) in no case shall any Participant be required to contribute any amount in excess of the amount by which the net profit received by such Participant in connection with the sale of the Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this SECTION 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this SECTION 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under this SECTION 7 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

Section 8.        RULE 144A AND RULE 144.

         Subject to the terms of the Indenture, dated as of December 29, 2005 among the Company, the Guarantors set forth therein and Wells Fargo Bank, National Association, as trustee, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule144A (including the requirements of Rule 144A(d)(4)) and (ii) from and after the date on which the Company becomes subject to the provisions of Section 13 or Section 15 of the Exchange Act, Rule 144. The Company will provide a copy of this Agreement to prospective purchasers of Registrable Securities identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this SECTION 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

Section 9.        MISCELLANEOUS.

         (a) REMEDIES. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under SECTION 4 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under SECTION 4 hereof.

         (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority of the Registrable Securities affected by such amendment, modification, supplement, waiver or consent.

         (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company or Warrant Agent.

                  (2)      if to the Company, at the address as follows:

                                 National Coal Corp.
                                 8915 George Williams Road
                                 Knoxville, Tennessee 37923
                                 Telephone No.: (865) 690-6900
                                 Facsimile No.: (865) 691-9982
                                 Attention: General Counsel

                            with a copy (which shall not constitute notice) to:

                                 Mayer, Brown, Rowe & Maw
                                 71 S. Wacker Drive
                                 Chicago, IL 60606
                                 Telephone No.: (312) 782-0600
                                 Facsimile No.: (312) 701-7711
                                 Attention:  James Junewicz

                  (3)      if to the Warrant Agent, at its address as follows:

                                 Wells Fargo Bank, National Association
                                 Corporate Trust Services
                                 Sixth and Marquette
                                 MAC N9303-120
                                 Minneapolis, MN 55479
                                 Telephone No.: (612) 667-2344
                                 Facsimile No.: (612) 667-9825
                                 Attention: Jane Y. Schweiger

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

         (e) THIRD PARTY BENEFICIARIES. It is expressly understood and agreed that each Holder is intended to be a beneficiary of the Company's covenants contained in this Agreement to the same extent as if those covenants were made directly to such Holder by the Company, and each such Holder shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.

         (f)      SUCCESSORS AND ASSIGNS.  This Agreement  shall be binding upon
                  the  Company,   the  Initial   Purchaser  and  each  of  their
                  successors and assigns.

         (g) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i)      GOVERNING  LAW.  THIS  AGREEMENT  SHALL BE  GOVERNED  BY,  AND
                  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         (j) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) SECURITIES HELD BY THE COMPANY. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              NATIONAL COAL CORP., as the Company


                              By:      /s/ Jon E. Nix
                                    ---------------------------------
                                    Name:  Jon E. Nix
                                    Title: CEO


                              JEFFERIES & COMPANY, INC., as Initial Purchaser


                              By:      /s/ David Losito
                                    ---------------------------------
                                    Name:  David Losito
                                    Title: Managing Director